SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                           THE SECURITIES ACT OF 1934




Date of Report (Date of Earliest Event Reported): August 17, 2000


                            NATIONAL BANKSHARES, INC.
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             (Exact name of Registrant as specified in its charter)


  Virginia                       0-15204                    54-1375874
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(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


         P.O. Box 90002
         Blacksburg, Virginia                                         24062-9002
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (540) 951-6300




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Item 5   Other Events

         On August 17,  2000,  National  Bankshares,  Inc.  signed a  definitive agreement to purchase six Virginia branches of AmSouth Bank of Birmingham, Alabama. National Bankshares plans to operate the branches through its subsidiaries, The National Bank, headquartered in Blacksburg, Virginia, and Bank of Tazewell County, of Tazewell, Virginia. The offices being acquired are located in Abingdon, Dublin, Marion, Pulaski, Radford and Wytheville.

         Under terms of the agreement, National Bankshares will purchase certain loans and assets and assume approximately $95 million of deposits and other liabilities of the six AmSouth offices. The transaction, which is subject to regulatory approval, is expected to be completed in the fourth quarter.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    NATIONAL BANKSHARES, INC.


August 30, 2000                     /s/James G. Rakes
---------------                     -----------------------------------
Date                                James G. Rakes
                                    Chairman
                                    President and
                                    Chief Executive Officer












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